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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the International Stock Incentive Plan of Connetics Corporation of our report dated February 2, 2001 with respect to the consolidated financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP




Palo Alto, California
May 24, 2001